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                                                                    EXHIBIT 23.8

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of JDS Uniphase Corporation on Form S-4 of our report dated May 10, 2000 (June 2, 2000 as to Note 10) of Photonic Integration Research, Inc. appearing in the Current Report on Form 8-K/A of SDL, Inc.


/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio

September 6, 2000